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                                                                      EXHIBIT 11

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Amendment No. 5 to Registration Statement No. 33-75116 of LCKM Fund of our report dated January 31, 1997, appearing in the Annual Report to Shareholders for the year ended December 31, 1996 of the LCKM Fund, and to the references to us under the headings "Financial Highlights" and "Reports" in the Prospectuses and under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 10, 1997